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As filed with the Securities and Exchange Commission on June 1, 2012

Registration No. 333-176504

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

Post-Effective Amendment No. 1
to

FORM S-4
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

UNIVERSAL HOSPITAL SERVICES, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware (State or Other Jurisdiction of Incorporation or Organization)	7350 (Primary Standard Industrial Classification Code Number)	41-0760940 (I.R.S. Employer Identification No.)

6625 West 78th Street, Suite 300
Minneapolis, Minnesota 55439
(Name, address, including zip code, and telephone number,
including area code, of registrant's principal executive offices)

Lee M. Pulju
General Counsel
6625 West 78th Street, Suite 300
Minneapolis, Minnesota 55439
(952) 893-3227
(Name, address, including zip code, and telephone number,
including area code, of agent for service)

See Table of Additional Registrants Below

Copy to:

Todd R. Chandler, Esq.
Weil, Gotshal & Manges LLP
767 Fifth Avenue
New York, New York 10153
(212) 310-8000

Approximate date of commencement of proposed sale of the securities to the public:
As soon as practicable after the effective date of this Registration Statement.

           If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box.    ☐

           If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

           If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

           Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See the definitions of "large accelerated filer", "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☒ (Do not check if a smaller reporting company)	Smaller reporting company ☐

If applicable, place an X in the box to designate the appropriate rule provision relied upon in conducting this transaction:

Exchange Act Rule 13e-4(i) (Cross-Border Issuer Tender Offer) ☐

Exchange Act Rule 14d-1(d) (Cross-Border Third-Party Tender Offer) ☐

CALCULATION OF REGISTRATION FEE CHART

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Unit(1)	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee

8.50%/9.25% Second Lien Senior Secured PIK Toggle Notes due 2015	$175,000,000	100%	$175,000,000	$20,317.50(2)

Guarantees of 8.50%/9.25% Second Lien Senior Secured PIK Toggle Notes due 2015	—	—	—	—(3)

(1)
Estimated solely for the purposes of calculating the registration fee pursuant to Rule 457(f)(2) under the Securities Act of 1933, as amended.

(2)
Previously paid.

(3)
The Additional Registrants will guarantee the payment of the 8.50%/9.25% Second Lien Senior Secured PIK Toggle Notes due 2015. Pursuant to Rule 457(n) of the Securities Act, no separate registration fee for the guarantees is payable.

           The Registrants hereby amend this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrants shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

 Table of Additional Registrants

Exact Name of Registrant as Specified in its Charter (Or Other Organizational Document)	State or Other Jurisdiction of Incorporation or Organization	I.R.S Employer Identification Number (If None, Write N/A)	Primary Standard Industrial Classification Code Number	Address, Including Zip Code, of Registrant's Principal Executive Offices	Telephone Number, Including Area Code, of Registrant's Principal Executive Offices
Emergent Group Inc.(1)	Nevada	93-1215401	6799	10939 Pendleton Street, Sun Valley, CA 91352	(818) 394-2800
PRI Medical Technologies, Inc.(1)	Nevada	95-4607643	6799	10939 Pendleton Street, Sun Valley, CA 91352	(818) 394-2800

(1)
Effective December 31, 2011, Emergent Group Inc. merged with and into PRI Medical Technologies, Inc., which changed its name to UHS Surgical Services, Inc.

        The name, address, including zip code, and telephone number, including area code, of the agent for service for each of the Additional Registrants is:

Lee M. Pulju
Universal Hospital Services, Inc.
General Counsel and Secretary
6625 West 78th Street, Suite 300
Minneapolis, Minnesota 55439
(952) 893-3227

 EXPLANATORY NOTE

        Universal Hospital Services, Inc. is filing this Post-Effective Amendment No. 1 (the "Post-Effective Amendment") to its Registration Statement on Form S-4 (File No. 333-176504), filed with the Securities and Exchange Commission on August 25, 2011 and declared effective on September 12, 2011 (the "Original Registration Statement"), for the sole purpose of submitting XBRL-related exhibits.

        Except for the matters described above, this Post-Effective Amendment does not modify or update disclosures in, or exhibits to, the Original Registration Statement. Furthermore, this amendment does not change any previously reported financial results, nor does it reflect events occurring after the date of the Original Registration Statement.

 PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20.    Indemnification of Directors and Officers.

Registrant Incorporated Under Delaware Law

        Universal Hospital Services, Inc. is incorporated under the laws of the State of Delaware. Section 145 of the Delaware General Corporation Law (the "Delaware Statute") grants each corporation organized thereunder the power to indemnify any person who is or was a director, officer, employee or agent of a corporation or enterprise, against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, other than an action by or in the right of the corporation, by reason of being or having been in any such capacity, if he acted in good faith in a manner reasonably believed to be in, or not opposed to, the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

        Section 145 further provides that a corporation similarly may indemnify any such person serving in any such capacity who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorney's fees) actually and reasonably incurred in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Delaware Court of Chancery or such other court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all of the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Delaware Court of Chancery or such other court shall deem proper.

        Section 102(b)(7) of the Delaware Statute enables a corporation in its certificate of incorporation or an amendment thereto to eliminate or limit the personal liability of a director to the corporation or its stockholders of monetary damages for violations of the directors' fiduciary duty of care, except (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the Delaware Statute (providing for liability of directors for unlawful payment of dividends or unlawful stock purchases or redemptions) or (iv) for any transaction from which a director derived an improper personal benefit.

        The Amended and Restated Certificate of Incorporation and Amended and Restated By-Laws of Universal Hospital Services, Inc. provide for the indemnification of directors and officers to the fullest extent permitted by the Delaware Statute.

Registrants Incorporated Under Nevada Law

        Emergent Group Inc. and PRI Medical Technologies, Inc. are incorporated under the laws of the State of Nevada. Sections 78.7502 to 78.752 of the Nevada Revised Statutes (the "Nevada Statute") permits a corporation to indemnify an officer or director, even in the absence of an agreement to do so, for expenses actually and reasonably incurred in connection with any action or proceeding (i) if such officer or director (a) acted in good faith and in a manner in which he or she reasonably believed to be in, or not opposed to, the best interests of the corporation, (b) is not liable pursuant to Section 78.138 of the Nevada Statute (fiduciary duties), and (c) with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful, or (ii) with respect to an action by or in the right of the corporation, if such officer or director (a) acted in good faith and in a manner which he or she reasonably believed to be in, or not opposed to, the best interests of the corporation, and (b) is not liable pursuant to Section 78.138 of the Nevada Statute (fiduciary duties), except that indemnification may not be made for any claim, issue or matter as to which a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court determines upon application that the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper. The corporation must indemnify an officer or director against expenses, including attorney's fees, actually and reasonably incurred if the officer or director has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to above.

        The Nevada Statute prohibits indemnification of an officer or director if a final adjudication establishes that the officer's or director's acts or omissions involved intentional misconduct, fraud, or a knowing violation of the law and were material to the cause of action. Despite the foregoing limitations on indemnification, the Nevada Statute may permit an officer or director to apply to the court for approval of indemnification even if the officer or director is adjudged to have committed intentional misconduct, fraud, or a knowing violation of the law. The Nevada Statute further provides that a corporation may purchase and maintain insurance for officers and directors against liabilities incurred while acting in such capacities regardless of whether the corporation has the authority to indemnify such persons under the Nevada Statute. Any discretionary indemnification under the Nevada Statute must be authorized upon a determination that such indemnification is proper: (i) by the stockholders, (ii) by a majority of a quorum of disinterested directors, or (iii) by independent legal counsel in a written opinion authorized by a majority vote of a quorum of directors consisting of disinterested directors or by independent legal counsel in a written opinion if a quorum of disinterested directors cannot be obtained.

Item 21.    Exhibits and Financial Statement Schedules.

(a)
Exhibits

Exhibit	Description
2.1	Agreement and Plan of Merger, dated as of April 15, 2007, by and among UHS Holdco, Inc., UHS Merger Sub, Inc., Universal Hospital Services, Inc. and J.W. Childs Equity Partners III, L.P., as representative (incorporated by reference to Exhibit 10.1 to Form 10-Q filed with the Securities and Exchange Commission on May 8, 2007, File No. 000-20086).

2.2	Agreement and Plan of Merger, dated February 6, 2011, among Universal Hospital Services, Inc., Sunrise Merger Sub, Inc. and Emergent Group Inc. (incorporated by reference to Exhibit 2.1 to Form 8-K filed with the Securities and Exchange Commission on February 7, 2011, File No. 000-20086).

2.3	Tender and Voting Agreement, dated as of February 6, 2011, among Universal Hospital Services, Inc., Sunrise Merger Sub, Inc. and Louis Buther (incorporated by reference to Exhibit 2.2 to Form 8-K filed with the Securities and Exchange Commission on February 7, 2011, File No. 000-20086).

2.4	Tender and Voting Agreement, dated as of February 6, 2011, among Universal Hospital Services, Inc., Sunrise Merger Sub, Inc. and Bruce J. Haber (incorporated by reference to Exhibit 2.3 to Form 8-K filed with the Securities and Exchange Commission on February 7, 2011, File No. 000-20086).

2.5	Tender and Voting Agreement, dated as of February 6, 2011, among Universal Hospital Services, Inc., Sunrise Merger Sub, Inc. and the Bruce Haber Family Trust under Agreement dated November 16, 2005 (incorporated by reference to Exhibit 2.4 to Form 8-K filed with the Securities and Exchange Commission on February 7, 2011, File No. 000-20086).

2.6	Tender and Voting Agreement, dated as of February 6, 2011, among Universal Hospital Services, Inc., Sunrise Merger Sub, Inc. and the Jessica Haber Irrevocable Trust dated August 13, 1999 (incorporated by reference to Exhibit 2.5 to Form 8-K filed with the Securities and Exchange Commission on February 7, 2011, File No. 000-20086).

2.7	Tender and Voting Agreement, dated as of February 6, 2011, among Universal Hospital Services, Inc., Sunrise Merger Sub, Inc. and William M. McKay (incorporated by reference to Exhibit 2.6 to Form 8-K filed with the Securities and Exchange Commission on February 7, 2011, File No. 000-20086).

2.8	Tender and Voting Agreement, dated as of February 6, 2011, among Universal Hospital Services, Inc., Sunrise Merger Sub, Inc. and K. Dean Reade, Jr. (incorporated by reference to Exhibit 2.7 to Form 8-K filed with the Securities and Exchange Commission on February 7, 2011, File No. 000-20086).

2.9	Tender and Voting Agreement, dated as of February 6, 2011, among Universal Hospital Services, Inc., Sunrise Merger Sub, Inc. and Mark Waldron (incorporated by reference to Exhibit 2.8 to Form 8-K filed with the Securities and Exchange Commission on February 7, 2011, File No. 000-20086).

2.10	Tender and Voting Agreement, dated as of February 6, 2011, among Universal Hospital Services, Inc., Sunrise Merger Sub, Inc. and Howard Waltman (incorporated by reference to Exhibit 2.9 to Form 8-K filed with the Securities and Exchange Commission on February 7, 2011, File No. 000-20086).

Exhibit	Description
3.1	Amended and Restated Certificate of Incorporation of Universal Hospital Services, Inc. (incorporated by reference to Exhibit 3.1 to Form 10-Q filed with the Securities and Exchange Commission on August 14, 2007, File No. 000-20086).

3.2	Amended and Restated By-laws of Universal Hospital Services, Inc. (incorporated by reference to Exhibit 3.2 to Form 10-Q filed with the Securities and Exchange Commission on August 14, 2007, File No. 000-20086).

3.3	Amended and Restated Articles of Incorporation of Emergent Group Inc.

3.4	Amended and Restated By-laws of Emergent Group Inc.

3.5	Amended and Restated Articles of Incorporation of PRI Medical Technologies, Inc.

3.6	Amended and Restated By-laws of PRI Medical Technologies, Inc.

4.1	Indenture, dated as of May 31, 2007, relating to the Second Lien Senior Secured Floating Rate Notes due 2015 and the 8.50%/9.25% Second Lien Senior Secured PIK Toggle Notes due 2015, between UHS Merger Sub, Inc. and Wells Fargo Bank, National Association, as trustee (incorporated by reference to Exhibit 4.1 to Form 10-Q filed with the Securities and Exchange Commission on August 14, 2007, File No. 000-20086).

4.2	Supplemental Indenture, dated as of May 31, 2007, relating to the Second Lien Senior Secured Floating Rate Notes due 2015 and the 8.50%/9.25% Second Lien Senior Secured PIK Toggle Notes due 2015, between Universal Hospital Services, Inc. and Wells Fargo Bank, National Association, as trustee (incorporated by reference to Exhibit 4.2 to Form 10-Q filed with the Securities and Exchange Commission on August 14, 2007, File No. 000-20086).

4.3	Second Supplemental Indenture, dated as of June 9, 2011, relating to the Second Lien Senior Secured Floating Rate Notes due 2015 and the 8.50%/9.25% Second Lien Senior Secured PIK Toggle Notes due 2015, among Universal Hospital Services, Inc., Emergent Group Inc., PRI Medical Technologies, Inc. and Wells Fargo Bank, National Association, as trustee. (incorporated by reference to Exhibit 4.1 to Form 8-K filed with the Securities and Exchange Commission on June 14, 2011, File No. 000-20086).

4.4	Registration Rights Agreement, dated as of May 31, 2007, among UHS Merger Sub, Inc. and the initial purchasers named therein (incorporated by reference to Exhibit 4.4 to Form 10-Q filed with the Securities and Exchange Commission on August 14, 2007, File No. 000-20086).

4.5	Joinder to Registration Rights Agreement, dated as of May 31, 2007, among Universal Hospital Services, Inc. and the initial purchasers named therein (incorporated by reference to Exhibit 4.5 to Form 10-Q filed with the Securities and Exchange Commission on August 14, 2007, File No. 000-20086).

4.6	Registration Rights Agreement, dated as of June 17, 2011, by and among the Company, Barclays Capital Inc. and RBC Capital Markets, LLC and the guarantors party thereto (incorporated by reference to Exhibit 4.1 to Form 8-K filed with the Securities and Exchange Commission on June 17, 2011, File No. 000-20086).

4.7	Form of Second Lien Senior Secured Floating Rate Note due 2015 (included in Exhibit 4.1).

4.8	Form of 8.50% / 9.25% Second Lien Senior Secured PIK Toggle Note due 2015 (included in Exhibit 4.1).

5.1	Opinion of Weil, Gotshal & Manges LLP.

5.2	Opinion of Holland and Hart LLP.

Exhibit	Description
10.1	Amended and Restated Credit Agreement, dated as of May 6, 2010, among Universal Hospital Services, Inc., UHS Holdco, Inc., the lenders party thereto, GE Business Financial Services, Inc., as administrative agent, Bank of America, N.A., as documentation agent, and GE Capital Markets, Inc., and Bank of America Securities, LLC, as co-lead arrangers and co-bookrunners (incorporated by reference to Exhibit 10.1 to Form 10-Q filed with the Securities and Exchange Commission on May 10, 2010).

10.2	Amended and Restated Guaranty, dated as of May 6, 2010, among UHS Holdco, Inc. and the secured parties named therein (incorporated by reference to Exhibit 10.2 to Form 10-Q filed with the Securities and Exchange Commission on May 10, 2010).

10.3	First Lien Security Agreement, dated May 6, 2010, among UHS Holdco, Inc., Universal Hospital Services, Inc. and GE Business Financial Services, Inc., as collateral agent (incorporated by reference to Exhibit 10.3 to Form 10-Q filed with the Securities and Exchange Commission on May 10, 2010).

10.4	Trademark Security Agreement, dated May 31, 2007, among UHS Merger Sub, Inc., Universal Hospital Services, Inc., UHS Holdco, Inc. and ML Capital, as collateral agent (incorporated by reference to Exhibit 10.4 to Form 10-Q filed with the Securities and Exchange Commission on August 14, 2007, File No. 000-20086).

10.5	Second Lien Security Agreement, dated May 31, 2007, among UHS Merger Sub, Inc., Universal Hospital Services, Inc. and Wells Fargo Bank, National Association, as collateral agent (incorporated by reference to Exhibit 10.5 to Form 10-Q filed with the Securities and Exchange Commission on August 14, 2007, File No. 000-20086).

10.6	Second Lien Trademark Security Agreement, dated May 31, 2007, among UHS Merger Sub, Inc., Universal Hospital Services, Inc., UHS Holdco, Inc. and Wells Fargo Bank, National Association, as collateral agent (incorporated by reference to Exhibit 10.6 to Form 10-Q filed with the Securities and Exchange Commission on August 14, 2007, File No. 000-20086).

10.7	Second Lien Copyright Security Agreement, dated May 31, 2007, among UHS Merger Sub, Inc., Universal Hospital Services, Inc., UHS Holdco, Inc. and Wells Fargo Bank, National Association, as collateral agent (incorporated by reference to Exhibit 10.7 to Form 10-Q filed with the Securities and Exchange Commission on August 14, 2007, File No. 000-20086).

10.8	Second Lien Patent Security Agreement, dated May 31, 2007, among UHS Merger Sub, Inc., Universal Hospital Services, Inc., UHS Holdco, Inc. and Wells Fargo Bank, National Association, as collateral agent (incorporated by reference to Exhibit 10.8 to Form 10-Q filed with the Securities and Exchange Commission on August 14, 2007, File No. 000-20086).

10.9	Securityholders Agreement, dated as of May 31, 2007, by and among UHS Holdco, Inc., IPC/UHS L.P. (formerly known as BSMB/UHS L.P.) and IPC/UHS Co-Investment Partners, L.P. (formerly known as BSMB/UHS Co-Investment Partners, L.P.), Gary D. Blackford and Kathy Blackford, and each of the other persons listed therein (incorporated by reference to Exhibit 10.9 to Form 10-Q filed with the Securities and Exchange Commission on August 14, 2007, File No. 000-20086).

10.10	Stock Option Plan of UHS Holdco, Inc. (incorporated by reference to Exhibit 10.17 to Form 10-Q filed with the Securities and Exchange Commission on August 14, 2007, File No. 000-20086).**

Exhibit	Description
10.11	Amendment to Option Agreements, dated as of August 11, 2010, executed by UHS Holdco, Inc. (incorporated by reference to Exhibit 10.4 for Form 10-Q filed with the Securities and Exchange Commission on August 11, 2010).**

10.12	Form of Option Agreement Evidencing a Grant of an Option Under the 2007 Stock Option Plan (incorporated by reference to Exhibit 10.5 for Form 10-Q filed with the Securities and Exchange Commission on August 11, 2010).**

10.13	Amended and Restated Professional Services Agreement, dated as of February 1, 2008, by and between Universal Hospital Services, Inc. and Irving Place Capital Merchant Manager III, L.P. (formerly known as Bear Stearns Merchant Manager III, L.P.) (incorporated by reference to Exhibit 10.23 to Form 10-K/A filed with the Securities and Exchange Commission on March 12, 2008, File No. 000-20086).

10.14	Amended and Restated Employment Agreement, dated as of December 31, 2009, between Universal Hospital Services, Inc. and Gary D. Blackford. (incorporated by reference to Exhibit 10.17 to Form 10-K filed with the Securities and Exchange Commission on March 12, 2009, File No. 000-20086).**

10.15	Amended and Restated Employment Agreement, dated as of December 31, 2009, between Universal Hospital Services, Inc. and Rex T. Clevenger. (incorporated by reference to Exhibit 10.18 to Form 10-K filed with the Securities and Exchange Commission on March 12, 2009, File No. 000-20086).**

10.16	Amended and Restated Employment Agreement, dated as of December 31, 2009, between Universal Hospital Services, Inc. and Walter T. Chesley. (incorporated by reference to Exhibit 10.19 to Form 10-K filed with the Securities and Exchange Commission on March 12, 2009, File No. 000-20086).**

10.17	Executive Severance Pay Plan, dated February 18, 2011 (incorporated by reference to Exhibit 10.17 to Form 10-K filed with the Securities and Exchange Commission on March 9, 2011, File No. 000-20086).**

10.18	2011 Executive Incentive Plan Targets (incorporated by reference to Exhibit 10.18 to Form 10-K filed with the Securities and Exchange Commission on March 9, 2011, File No. 000-20086).**

12.1	Statement Regarding the Computation of Ratio of Earnings to Fixed Charges.

23.1	Consent of Deloitte & Touche LLP Independent Registered Public Accounting Firm.

23.2	Consent of Rose, Snyder & Jacobs Independent Registered Public Accounting Firm.

23.3	Consent of Weil, Gotshal & Manges LLP (included as part of Exhibit 5.1).

23.4	Consent of Holland & Hart LLP (included as part of Exhibit 5.2).

24.1	Power of Attorney (included as part of the signature pages hereto).

25.1	Form T-1 Statement of Eligibility under Trust Indenture Act of 1939, as amended, of Wells Fargo Bank, National Association with respect to the $175,000,000 8.50%/9.25% Second Lien Senior Secured PIK Toggle Notes due 2015.

99.1	Form of Letter to Brokers, Dealers, Commercial Banks, Trust Companies and Other Nominees.

99.2	Form of Letter to Clients.

99.3	Form of Letter of Transmittal.

99.4	Form of Notice of Guaranteed Delivery.

Exhibit		Description
101.INS	*	XBRL Instance Document
101.SCH	*	XBRL Taxonomy Extension Schema Document
101.CAL	*	XBRL Taxonomy Extension Calculation Linkbase Document
101.LAB	*	XBRL Extension Labels Linkbase Document
101.DEF	*	XBRL Taxonomy Extension Definition Linkbase Document
101.PRE	*	XBRL Taxonomy Extension Presentation Linkbase Document

*
Filed herewith.

**
Indicates management contracts, compensatory plans or arrangements required to be filed pursuant to Item 601(b)(10)(iii)(A) of Regulation S-K.

Item 22.    Undertakings.

        The undersigned registrant hereby undertakes:

  (1)
  To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

  i.
  To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

  ii.
  To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

  iii.
  To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

  (2)
  That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  (3)
  To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        For the purpose of determining liability under the Securities Act of 1933 to any purchaser, the undersigned registrant undertakes that each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A (§ 230.430A of this chapter), shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

        For the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

  (1)
  Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424 (§ 230.424 of this chapter);

  (2)
  Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

  (3)
  The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

  (4)
  Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

        The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11, or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

        The undersigned registrant hereby undertakes to supply by means of post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

        Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

 SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Minneapolis, State of Minnesota, on June 1, 2012.

UNIVERSAL HOSPITAL SERVICES, INC.
By:	*
	Name:	Gary D. Blackford
	Title:	Chief Executive Officer

        We, the undersigned directors and officers of Universal Hospital Services, Inc. (the "Company"), hereby severally constitute and appoint Gary D. Blackford, Rex T. Clevenger and Lee M. Pulju, and each of them individually, with full powers of substitution and resubstitution, our true and lawful attorneys, with full powers to them and each of them to sign for us, in our names and in the capacities indicated below, the Registration Statement on Form S-4 (including all pre-effective and post-effective amendments), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, each acting alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming that any such attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on June 1, 2012.

Signature	Title

* Gary D. Blackford	Chairman of the Board and Chief Executive Officer (Principal Executive Officer)
* Rex T. Clevenger	Executive Vice President and Chief Financial Officer (Principal Financial Officer)
* Scott M. Madson	Vice President, Controller and Chief Accounting Officer (Principal Accounting Officer)
* Barry P. Schochet	Director
* Bret D. Bowerman	Director

Signature		Title

* David Crane		Director
* John D. Howard		Director
* Kevin L. Roberg		Director
* Robert Juneja		Director
* John B. Grotting		Director
David J. Illingworth		Director
*By:	/s/ LEE M. PULJU Lee M. Pulju Attorney-in-fact

 SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Minneapolis, State of Minnesota, on June 1, 2012.

UHS Surgical Services, Inc.
By:	/s/ JEFFREY SINGER
	Name:	Jeffrey Singer
	Title:	President

        We, the undersigned directors and officers of UHS Surgical Services, Inc. (the "Company"), hereby severally constitute and appoint Gary D. Blackford, Rex T. Clevenger and Lee M. Pulju, and each of them individually, with full powers of substitution and resubstitution, our true and lawful attorneys, with full powers to them and each of them to sign for us, in our names and in the capacities indicated below, the Registration Statement on Form S-4 (including all pre-effective and post-effective amendments), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, each acting alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming that any such attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on June 1, 2012.

Signature		Title

/s/ JEFFREY SINGER Jeffrey Singer		President (Principal Executive Officer)
/s/ SUSAN L. WOLF Susan L. Wolf		Treasurer (Principal Accounting and Financial Officer)
* Gary D. Blackford		Sole Director
By:	/s/ LEE M. PULJU Lee M. Pulju Attorney-in-fact

 Exhibit Index

Exhibit	Description
2.1	Agreement and Plan of Merger, dated as of April 15, 2007, by and among UHS Holdco, Inc., UHS Merger Sub, Inc., Universal Hospital Services, Inc. and J.W. Childs Equity Partners III, L.P., as representative (incorporated by reference to Exhibit 10.1 to Form 10-Q filed with the Securities and Exchange Commission on May 8, 2007, File No. 000-20086).
2.2
Agreement and Plan of Merger, dated February 6, 2011, among Universal Hospital Services, Inc., Sunrise Merger Sub, Inc. and Emergent Group Inc. (incorporated by reference to Exhibit 2.1 to Form 8-K filed with the Securities and Exchange Commission on February 7, 2011, File No. 000-20086).
2.3
Tender and Voting Agreement, dated as of February 6, 2011, among Universal Hospital Services, Inc., Sunrise Merger Sub, Inc. and Louis Buther (incorporated by reference to Exhibit 2.2 to Form 8-K filed with the Securities and Exchange Commission on February 7, 2011, File No. 000-20086).
2.4
Tender and Voting Agreement, dated as of February 6, 2011, among Universal Hospital Services, Inc., Sunrise Merger Sub, Inc. and Bruce J. Haber (incorporated by reference to Exhibit 2.3 to Form 8-K filed with the Securities and Exchange Commission on February 7, 2011, File No. 000-20086).
2.5
Tender and Voting Agreement, dated as of February 6, 2011, among Universal Hospital Services, Inc., Sunrise Merger Sub, Inc. and the Bruce Haber Family Trust under Agreement dated November 16, 2005 (incorporated by reference to Exhibit 2.4 to Form 8-K filed with the Securities and Exchange Commission on February 7, 2011, File No. 000-20086).
2.6
Tender and Voting Agreement, dated as of February 6, 2011, among Universal Hospital Services, Inc., Sunrise Merger Sub, Inc. and the Jessica Haber Irrevocable Trust dated August 13, 1999 (incorporated by reference to Exhibit 2.5 to Form 8-K filed with the Securities and Exchange Commission on February 7, 2011, File No. 000-20086).
2.7
Tender and Voting Agreement, dated as of February 6, 2011, among Universal Hospital Services, Inc., Sunrise Merger Sub, Inc. and William M. McKay (incorporated by reference to Exhibit 2.6 to Form 8-K filed with the Securities and Exchange Commission on February 7, 2011, File No. 000-20086).
2.8
Tender and Voting Agreement, dated as of February 6, 2011, among Universal Hospital Services, Inc., Sunrise Merger Sub, Inc. and K. Dean Reade, Jr. (incorporated by reference to Exhibit 2.7 to Form 8-K filed with the Securities and Exchange Commission on February 7, 2011, File No. 000-20086).
2.9
Tender and Voting Agreement, dated as of February 6, 2011, among Universal Hospital Services, Inc., Sunrise Merger Sub, Inc. and Mark Waldron (incorporated by reference to Exhibit 2.8 to Form 8-K filed with the Securities and Exchange Commission on February 7, 2011, File No. 000-20086).
2.10
Tender and Voting Agreement, dated as of February 6, 2011, among Universal Hospital Services, Inc., Sunrise Merger Sub, Inc. and Howard Waltman (incorporated by reference to Exhibit 2.9 to Form 8-K filed with the Securities and Exchange Commission on February 7, 2011, File No. 000-20086).
3.1
Amended and Restated Certificate of Incorporation of Universal Hospital Services, Inc. (incorporated by reference to Exhibit 3.1 to Form 10-Q filed with the Securities and Exchange Commission on August 14, 2007, File No. 000-20086).
3.2
Amended and Restated By-laws of Universal Hospital Services, Inc. (incorporated by reference to Exhibit 3.2 to Form 10-Q filed with the Securities and Exchange Commission on August 14, 2007, File No. 000-20086).

Exhibit	Description
3.3	Amended and Restated Articles of Incorporation of Emergent Group Inc.
3.4	Amended and Restated By-laws of Emergent Group Inc.
3.5	Amended and Restated Articles of Incorporation of PRI Medical Technologies, Inc.
3.6	Amended and Restated By-laws of PRI Medical Technologies, Inc.
4.1
Indenture, dated as of May 31, 2007, relating to the Second Lien Senior Secured Floating Rate Notes due 2015 and the 8.50%/9.25% Second Lien Senior Secured PIK Toggle Notes due 2015, between UHS Merger Sub, Inc. and Wells Fargo Bank, National Association, as trustee (incorporated by reference to Exhibit 4.1 to Form 10-Q filed with the Securities and Exchange Commission on August 14, 2007, File No. 000-20086).
4.2
Supplemental Indenture, dated as of May 31, 2007, relating to the Second Lien Senior Secured Floating Rate Notes due 2015 and the 8.50%/9.25% Second Lien Senior Secured PIK Toggle Notes due 2015, between Universal Hospital Services, Inc. and Wells Fargo Bank, National Association, as trustee (incorporated by reference to Exhibit 4.2 to Form 10-Q filed with the Securities and Exchange Commission on August 14, 2007, File No. 000-20086).
4.3
Second Supplemental Indenture, dated as of June 9, 2011, relating to the Second Lien Senior Secured Floating Rate Notes due 2015 and the 8.50%/9.25% Second Lien Senior Secured PIK Toggle Notes due 2015, among Universal Hospital Services, Inc., Emergent Group Inc., PRI Medical Technologies, Inc. and Wells Fargo Bank, National Association, as trustee. (incorporated by reference to Exhibit 4.1 to Form 8-K filed with the Securities and Exchange Commission on June 14, 2011, File No. 000-20086).
4.4
Registration Rights Agreement, dated as of May 31, 2007, among UHS Merger Sub, Inc. and the initial purchasers named therein (incorporated by reference to Exhibit 4.4 to Form 10-Q filed with the Securities and Exchange Commission on August 14, 2007, File No. 000-20086).
4.5
Joinder to Registration Rights Agreement, dated as of May 31, 2007, among Universal Hospital Services, Inc. and the initial purchasers named therein (incorporated by reference to Exhibit 4.5 to Form 10-Q filed with the Securities and Exchange Commission on August 14, 2007, File No. 000-20086).
4.6
Registration Rights Agreement, dated as of June 17, 2011, by and among the Company, Barclays Capital Inc. and RBC Capital Markets, LLC and the guarantors party thereto (incorporated by reference to Exhibit 4.1 to Form 8-K filed with the Securities and Exchange Commission on June 17, 2011, File No. 000-20086).
4.7	Form of Second Lien Senior Secured Floating Rate Note due 2015 (included in Exhibit 4.1).
4.8	Form of 8.50% / 9.25% Second Lien Senior Secured PIK Toggle Note due 2015 (included in Exhibit 4.1).
5.1	Opinion of Weil, Gotshal & Manges LLP.
5.2	Opinion of Holland and Hart LLP.
10.1
Amended and Restated Credit Agreement, dated as of May 6, 2010, among Universal Hospital Services, Inc., UHS Holdco, Inc., the lenders party thereto, GE Business Financial Services, Inc., as administrative agent, Bank of America, N.A., as documentation agent, and GE Capital Markets, Inc., and Bank of America Securities, LLC, as co-lead arrangers and co-bookrunners (incorporated by reference to Exhibit 10.1 to Form 10-Q filed with the Securities and Exchange Commission on May 10, 2010).
10.2
Amended and Restated Guaranty, dated as of May 6, 2010, among UHS Holdco, Inc. and the secured parties named therein (incorporated by reference to Exhibit 10.2 to Form 10-Q filed with the Securities and Exchange Commission on May 10, 2010).

Exhibit	Description
10.3	First Lien Security Agreement, dated May 6, 2010, among UHS Holdco, Inc., Universal Hospital Services, Inc. and GE Business Financial Services, Inc., as collateral agent (incorporated by reference to Exhibit 10.3 to Form 10-Q filed with the Securities and Exchange Commission on May 10, 2010).
10.4
Trademark Security Agreement, dated May 31, 2007, among UHS Merger Sub, Inc., Universal Hospital Services, Inc., UHS Holdco, Inc. and ML Capital, as collateral agent (incorporated by reference to Exhibit 10.4 to Form 10-Q filed with the Securities and Exchange Commission on August 14, 2007, File No. 000-20086).
10.5
Second Lien Security Agreement, dated May 31, 2007, among UHS Merger Sub, Inc., Universal Hospital Services, Inc. and Wells Fargo Bank, National Association, as collateral agent (incorporated by reference to Exhibit 10.5 to Form 10-Q filed with the Securities and Exchange Commission on August 14, 2007, File No. 000-20086).
10.6
Second Lien Trademark Security Agreement, dated May 31, 2007, among UHS Merger Sub, Inc., Universal Hospital Services, Inc., UHS Holdco, Inc. and Wells Fargo Bank, National Association, as collateral agent (incorporated by reference to Exhibit 10.6 to Form 10-Q filed with the Securities and Exchange Commission on August 14, 2007, File No. 000-20086).
10.7
Second Lien Copyright Security Agreement, dated May 31, 2007, among UHS Merger Sub, Inc., Universal Hospital Services, Inc., UHS Holdco, Inc. and Wells Fargo Bank, National Association, as collateral agent (incorporated by reference to Exhibit 10.7 to Form 10-Q filed with the Securities and Exchange Commission on August 14, 2007, File No. 000-20086).
10.8
Second Lien Patent Security Agreement, dated May 31, 2007, among UHS Merger Sub, Inc., Universal Hospital Services, Inc., UHS Holdco, Inc. and Wells Fargo Bank, National Association, as collateral agent (incorporated by reference to Exhibit 10.8 to Form 10-Q filed with the Securities and Exchange Commission on August 14, 2007, File No. 000-20086).
10.9
Securityholders Agreement, dated as of May 31, 2007, by and among UHS Holdco, Inc., IPC/UHS L.P. (formerly known as BSMB/UHS L.P.) and IPC/UHS Co-Investment Partners, L.P. (formerly known as BSMB/UHS Co-Investment Partners, L.P.), Gary D. Blackford and Kathy Blackford, and each of the other persons listed therein (incorporated by reference to Exhibit 10.9 to Form 10-Q filed with the Securities and Exchange Commission on August 14, 2007, File No. 000-20086).
10.10	Stock Option Plan of UHS Holdco, Inc. (incorporated by reference to Exhibit 10.17 to Form 10-Q filed with the Securities and Exchange Commission on August 14, 2007, File No. 000-20086).**
10.11
Amendment to Option Agreements, dated as of August 11, 2010, executed by UHS Holdco, Inc. (incorporated by reference to Exhibit 10.4 for Form 10-Q filed with the Securities and Exchange Commission on August 11, 2010).**
10.12
Form of Option Agreement Evidencing a Grant of an Option Under the 2007 Stock Option Plan (incorporated by reference to Exhibit 10.5 for Form 10-Q filed with the Securities and Exchange Commission on August 11, 2010).**
10.13
Amended and Restated Professional Services Agreement, dated as of February 1, 2008, by and between Universal Hospital Services, Inc. and Irving Place Capital Merchant Manager III, L.P. (formerly known as Bear Stearns Merchant Manager III, L.P.) (incorporated by reference to Exhibit 10.23 to Form 10-K/A filed with the Securities and Exchange Commission on March 12, 2008, File No. 000-20086).
10.14
Amended and Restated Employment Agreement, dated as of December 31, 2009, between Universal Hospital Services, Inc. and Gary D. Blackford. (incorporated by reference to Exhibit 10.17 to Form 10-K filed with the Securities and Exchange Commission on March 12, 2009, File No. 000-20086).**

Exhibit		Description
10.15		Amended and Restated Employment Agreement, dated as of December 31, 2009, between Universal Hospital Services, Inc. and Rex T. Clevenger. (incorporated by reference to Exhibit 10.18 to Form 10-K filed with the Securities and Exchange Commission on March 12, 2009, File No. 000-20086).**
10.16
Amended and Restated Employment Agreement, dated as of December 31, 2009, between Universal Hospital Services, Inc. and Walter T. Chesley. (incorporated by reference to Exhibit 10.19 to Form 10-K filed with the Securities and Exchange Commission on March 12, 2009, File No. 000-20086).**
10.17
Executive Severance Pay Plan, dated February 18, 2011 (incorporated by reference to Exhibit 10.17 to Form 10-K filed with the Securities and Exchange Commission on March 9, 2011, File No. 000-20086).**
10.18		2011 Executive Incentive Plan Targets (incorporated by reference to Exhibit 10.18 to Form 10-K filed with the Securities and Exchange Commission on March 9, 2011, File No. 000-20086).**
12.1		Statement Regarding the Computation of Ratio of Earnings to Fixed Charges.
23.1		Consent of Deloitte & Touche LLP Independent Registered Public Accounting Firm.
23.2		Consent of Rose, Snyder & Jacobs Independent Registered Public Accounting Firm.
23.3		Consent of Weil, Gotshal & Manges LLP (included as part of Exhibit 5.1).
23.4		Consent of Holland & Hart LLP (included as part of Exhibit 5.2).
24.1		Power of Attorney (included as part of the signature pages hereto).
25.1
Form T-1 Statement of Eligibility under Trust Indenture Act of 1939, as amended, of Wells Fargo Bank, National Association with respect to the $175,000,000 8.50%/9.25% Second Lien Senior Secured PIK Toggle Notes due 2015.
99.1		Form of Letter to Brokers, Dealers, Commercial Banks, Trust Companies and Other Nominees.
99.2		Form of Letter to Clients.
99.3		Form of Letter of Transmittal.
99.4		Form of Notice of Guaranteed Delivery.
101.INS	*	XBRL Instance Document
101.SCH	*	XBRL Taxonomy Extension Schema Document
101.CAL	*	XBRL Taxonomy Extension Calculation Linkbase Document
101.LAB	*	XBRL Extension Labels Linkbase Document
101.DEF	*	XBRL Taxonomy Extension Definition Linkbase Document
101.PRE	*	XBRL Taxonomy Extension Presentation Linkbase Document

*
Filed herewith.

**
Indicates management contracts, compensatory plans or arrangements required to be filed pursuant to Item 601(b)(10)(iii)(A) of Regulation S-K.

QuickLinks

Table of Additional Registrants
EXPLANATORY NOTE
PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
  Item 20. Indemnification of Directors and Officers.
  Item 21. Exhibits and Financial Statement Schedules.
  Item 22. Undertakings.
SIGNATURES
SIGNATURES
Exhibit Index